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                                                                    EXHIBIT 11

                 LILLIAN VERNON CORPORATION AND SUBSIDIARIES
     Computation of Earnings Per Share Assuming Primary and Full Dilution
                   (In Thousands, Except Per Share Amounts)

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                                                    THIRD QUARTER ENDED              NINE MONTHS ENDED
                                              ------------------------------  ------------------------------
                                                NOVEMBER 23,    NOVEMBER 25,    NOVEMBER 23,    NOVEMBER 25,
                                                    1996            1995            1996            1995
                                              --------------  --------------  --------------  --------------
Net income ..................................      $8,677          $8,426          $2,951         $ 5,103
                                              --------------  --------------  --------------  --------------
Primary Shares:
 Average number of shares outstanding  ......       9,666           9,749           9,670           9,721
 Assumed exercise of stock options ..........          --             208               7             301
                                              --------------  --------------  --------------  --------------
                                                    9,666           9,957           9,677          10,022
                                              --------------  --------------  --------------  --------------
Earnings Per Share Assuming Primary Dilution       $  .90          $  .85          $  .30         $   .51
                                              --------------  --------------  --------------  --------------
Fully Diluted Shares:
 Average number of shares outstanding  ......       9,666           9,749           9,670           9,721
 Assumed exercise of stock options ..........          --             212               7             303
                                              --------------  --------------  --------------  --------------
                                                    9,666           9,961           9,677          10,024
                                              --------------  --------------  --------------  --------------
Earnings Per Share Assuming Full Dilution  ..      $  .90          $  .85          $  .30         $   .51
                                              --------------  --------------  --------------  --------------


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